UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2020

Aclaris Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37581	46-0571712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

640 Lee Road, Suite 200

Wayne, PA 19087

(Address of principal executive offices, including zip code)

(484) 324-7933

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.00001 par value	ACRS	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  Modified Compensation of Chief Executive Officer

In September 2019, the board of directors (the “Board”) of Aclaris Therapeutics, Inc. (the “Company”) approved a modification to the overall compensation for Neal Walker, the Company’s Chief Executive Officer, which consisted of a reduction of his annual base salary from $566,500 per year, which had been in effect as of January 1, 2019, to $300,000 per year, effective as of October 1, 2019, and substituted the reduced cash component with an equity component.

On August 13, 2020, upon the recommendation of the Compensation Committee of the Board, the Board approved the reversion of Dr. Walker’s annual base salary to his previous salary of $566,500, effective July 15, 2020. In addition, as a make-whole for Dr. Walker’s reduced salary for the period from February 1, 2020 to July 14, 2020, the Board approved the grant of a restricted stock unit award to Dr. Walker for 83,092 shares of the Company’s common stock, effective on September 1, 2020, subject to Dr. Walker’s continuous service through such date.  The shares underlying the restricted stock unit award will vest in full on the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACLARIS THERAPEUTICS, INC.

	By:	/s/ Frank Ruffo
Date: August 14, 2020		Frank Ruffo Chief Financial Officer

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